Exhibit 99.1

P.O. Box 25099 Richmond, VA 23260 ~ phone: (804) 359-9311 ~ fax (804) 254-3584

PRESS RELEASE

CONTACT                            RELEASE

Universal Corporation Investor Relations                 4:15 p.m.

Phone: (804) 359-9311

Fax:    (804) 254-3584

Email: investor@universalleaf.com

Universal Corporation Appoints Anubhav Mittal as Chief Financial Officer

Mittal Brings Extensive Financial, Business, Strategy, and Leadership Experience

Richmond, VA • January 21, 2026 / BUSINESSWIRE

Universal Corporation (NYSE: UVV) (“Universal” or the “Company”), a leading global business-to-business agriproducts company, today announced the appointment of Anubhav Mittal as Senior Vice President and Chief Financial Officer (“CFO”), effective February 17, 2026. Mr. Mittal’s appointment reflects the successful culmination of the Company’s previously announced CFO search process.

Mr. Mittal brings 20 years of experience in finance, corporate strategy, and business transformation across global, publicly traded consumer products, agriculture, and ingredients businesses to Universal. Most recently, he served as CFO of ADM Nutrition, Archer Daniels Midland Company’s (“ADM”) approximately $8 billion global nutrition, flavors, and ingredients business, overseeing financial strategy, portfolio management, and growth initiatives across a multi-geography operating footprint. Mr. Mittal also previously served as CFO of ADM’s Global Pet Solutions business and as ADM’s Global Head of Business Development and M&A, where he led significant organic and acquisitive growth initiatives. Before joining ADM, Mr. Mittal spent four years at the Kellogg Company in senior global finance, corporate development, and strategy roles.

“Anubhav joins Universal as a proven finance executive and global business leader with a strong track record of strategic execution and value creation,” said Preston D. Wigner, Chairman, President, and Chief Executive Officer of Universal. “His deep finance experience, international experience, and corporate strategy expertise in public company environments make him a strong leader for our talented global finance organization. Anubhav’s background in consumer products, large-scale global agriculture, and food ingredients will also support our corporate strategies with our tobacco and ingredients businesses. We are excited to welcome him to Universal.”

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“I am honored to join Universal at an exciting time for the Company,” Mr. Mittal stated. “Universal has a strong foundation for growth and a well-defined strategy in place to advance momentum across its business segments. I look forward to working with Preston, the executive team, the Board of Directors, and the talented global finance organization to help Universal deliver meaningful value for our shareholders and other stakeholders.”

As previously announced, Johan C. Kroner will retire from his role as CFO effective February 17, 2026, and will remain a Senior Vice President of the Company until July 1, 2026, serving as an advisor to Mr. Wigner and supporting a smooth CFO transition with Mr. Mittal.

Mr. Wigner stated, “I deeply appreciate Johan’s continued support during his tenure and wish him all the best in his well-deserved retirement.”

About Anubhav Mittal

Mr. Mittal is an accomplished global business leader with 20 years of experience driving financial performance and corporate strategy for large-scale consumer products, specialty ingredients, and agricultural businesses. He most recently served as CFO of ADM Nutrition, an approximately $8 billion business segment of ADM, where he led corporate development, strategy, finance, long-term planning, portfolio management, and organic growth initiatives. Previously, he served as CFO of ADM’s Global Pet Solutions business, overseeing both B2B and B2C operations, and as ADM’s Global Head of Business Development and M&A.

Earlier in his career, Mr. Mittal held senior roles in strategy, finance, and corporate development at the Kellogg Company, guiding execution for an approximately $9 billion business, and at Booz & Company, specializing in strategy and operations. He began his career at Unilever in India and also held public sector leadership roles with the Government of India.

Mr. Mittal holds an MBA from Harvard Business School and a Bachelor of Technology in Mechanical Engineering from the Indian Institute of Technology, Kanpur.

About Universal Corporation

Universal Corporation (NYSE: UVV) is a global agricultural company with over 100 years of experience supplying products and innovative solutions to meet our customers’ evolving needs and precise specifications. Through our diverse network of farmers and partners across more than 30 countries on five continents, we are a trusted provider of high-quality, traceable products. We leverage our extensive supply chain expertise, global reach, integrated processing capabilities, and commitment to sustainability to provide a range of products and services designed to drive efficiency and deliver value to our customers. For more information, visit www.universalcorp.com.

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